Exhibit 3.1

TRAVELCENTERS OF AMERICA LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

As Amended June 15, 2007, November 9, 2009, January 25, 2010, May 13, 2010 and February 21, 2013

This Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, a Delaware limited liability company (the “Company”), dated as of January 31, 2007, is entered into by and among Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”), together with any other Persons who hereafter become Shareholders in TravelCenters of America LLC or parties hereto as provided herein.  This Agreement amends and restates in its entirety the Limited Liability Company Agreement of TravelCenters of America LLC, dated October 10, 2006 (as amended from time to time, the “Original LLC Agreement”).  HPT was the original holder of the limited liability company interests of the Company; subsequent transfers of such interests were made, but at the time of the execution hereof HPT is the owner of all of the outstanding limited liability company interests of the Company and, as of the date of the execution of this Agreement, is the sole member of the Company.  In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree to amend and restate the Original LLC Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.  Additional definitions related to restrictions on ownership of Shares are contained in Article VIII.  “Acquiring Person” has the meaning assigned to such term in Section 13.1(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, as it may be amended, supplemented or restated from time to time.

“Board of Directors” has the meaning assigned to such term in Section 7.1(a).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the U.S.  Government shall not be regarded as a Business Day.

“Certificate” means a certificate (i) issued in global form in accordance with the rules and regulations of the Depository or (ii) in such other form as may be adopted by the Board of Directors that is issued by the Company to evidence ownership of one or more Shares or one or more other securities of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on October 10, 2006, which filing is hereby ratified and approved in all respects, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” has the meaning assigned to such term in Section 7.1(k).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor to such statute.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means Shares representing common limited liability company interests in the Company, as further described in Article V.

“Company” has the meaning assigned to such term in the preamble.

“Delaware General Corporation Law” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time, or any successor to such statute.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended, supplemented or restated from time to time, or any successor to such statute.

“Delivery Date” has the meaning assigned to such term in Section 9.1(i).

“Depository” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Director” means a member of the Board of Directors of the Company.

“Disputes” has the meaning assigned to such term in Section 16.1.

“Distribution” means the distribution by HPT of all of the issued and outstanding Common Shares of the Company to the Transfer Agent, which distribution shall be effected by written instructions to distribute such Common Shares to each holder of record of HPT common shares, as further described in the Transaction Agreement.

“Distribution Date” means the date on which the Distribution takes place.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, or any successor to such statute, and the applicable rules and regulations thereunder.

“Exchange Rule” means a rule of the National Securities Exchange on which the Common Shares or other securities of the Company are listed for trading.

“HPT” has the meaning assigned to such term in the prologue to this Agreement.

“Indemnitee” means (a) any natural Person who is or was an officer (including any Officer), director (including any Director), trustee, manager or partner of the Company or any Subsidiary of the Company, (b) any natural Person who is or was serving at the request of the Company as an officer, director, member, trustee, manager or partner of another Person (provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services) and (c) any Person the Board of Directors designates as an “Indemnitee” for purposes of this Agreement.  For purposes of this Agreement, HPT and Reit Management & Research LLC, together with their respective officers and directors, are each designated as Indemnitees.

“Initial Shareholder” means HPT.

“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 12.2 as liquidating trustee of the Company within the meaning of the Delaware LLC Act.

“Meeting Record Date” has the meaning assigned to such term in Section 9.1(i).

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act, as amended, supplemented or restated from time to time, and any successor to such statute.

“Officers” has the meaning assigned to such term in Section 7.3(a).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board of Directors.

“Outstanding” means, with respect to any securities of the Company, all securities of the Company that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 14.1.

“Prime Rate” means the prime rate of interest as quoted from time to time by The Wall Street Journal or another source reasonably selected by the Company.

“Pro Rata” means apportioned equally among all Shares of the class or series in question.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company, or, with respect to the first fiscal quarter ending after the Distribution Date, the portion of such fiscal quarter after the Distribution Date.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Shareholders or entitled to exercise rights in respect of any lawful action of Shareholders or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Date Request Notice” has the meaning assigned to such term in Section 9.1(f).

“Record Holder” means the Person in whose name Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other securities of the Company, the Person in whose name any such other securities are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Request Record Date” has the meaning assigned to such term in Section 9.1(f).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, or any successor to such statute, and the applicable rules and regulation thereunder.

“Share Designation” has the meaning assigned to such term in Section 5.3(b).

“Share Majority” means a majority of the Outstanding Common Shares.

“Share Plurality” means a majority of the Outstanding Shares of all classes and series of Shares with voting power, voting together as a single class, that have voted on the matter in question at the conclusion of voting thereon, as prescribed or determined by the Board of Directors.

“Share Separate Class Approval” means a majority of the Outstanding Shares of each class and series of Shares with voting power, voting separately by class and series.

“Share Super-Majority Approval” means 75% of the Outstanding Shares of each class and series of Shares with voting power, voting together as a single class.

“Shares” means the shares of any class or series of limited liability company interest in the Company (but excluding any options, rights, warrants and appreciation rights relating to a limited liability company interest in the Company), including Common Shares.

“Shareholders” means the holders of Shares that have been admitted to the Company as members of the Company in accordance with this Agreement.

“Shareholder Requested Meeting” has the meaning assigned to such term in Section 9.1(i).

“Shareholder Associated Person” has the meaning assigned to such term in Section 9.7(a).

“Special Meeting Percentage” has the meaning assigned to such term in Section 9.1(e).

“Special Meeting Request” has the meaning assigned to such term in Section 9.1(g).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2.

“Transaction Agreement” means the Transaction Agreement made on or about the date hereof by and among HPT, HPT TA Properties Trust, HPT TA Properties LLC, Reit Management & Research LLC and the Company, as the same may be amended, supplemented or restated from time to time.

“transfer” has the meaning assigned to such term in Section 4.4.

“Transfer Agent” means such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for the Shares;

provided that if no Transfer Agent is specifically designated for Shares or any other securities of the Company, the Company shall act in such capacity.

“Treasury Regulations” means the Treasury Regulations (including temporary and proposed regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

“U.S. GAAP” means United States generally accepted accounting principles as in effect from time to time.

Section 1.2                                    Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means include(s), without limitation, and “including” means including, without limitation.

Except as otherwise specifically provided herein, when referring to any action or determination of the Board of Directors, the phrase “sole and absolute discretion,” or words of similar import, shall mean that there shall be no standards for the exercise of such discretion other than as required by any applicable fiduciary duties as modified by the terms of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1                                    Formation.  The Initial Shareholder formed the Company as a limited liability company pursuant to the provisions of the Delaware LLC Act and hereby adopts this Agreement in its entirety as an amendment and restatement of the Original LLC Agreement of the Company.  Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Directors and Shareholders and the administration, dissolution and termination of the Company shall be governed by the Delaware LLC Act.  All Shares shall constitute personal property of the owner thereof for all purposes, and a Shareholder has no interest in specific Company property.

Section 2.2                                    Name.  The name of the Company shall be TravelCenters of America LLC.  The Company’s business may be conducted under any other name or names, as determined by the Board of Directors.  The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Shareholders of such change in the next regular communication to the Shareholders.

Section 2.3                                    Registered Office; Registered Agent; Principal Office; Other Offices.  The Board of Directors may establish and change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business in various jurisdictions.  The name and address of the registered agent and the address of the registered office for service of process on the Company as required by the Delaware LLC Act are Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware.

Section 2.4                                    Purposes and Powers.  The Company shall have the authority to engage in any lawful business, purpose or activity permitted by the Delaware LLC Act.  The Company shall possess and may exercise all powers and privileges granted or permitted by the Delaware LLC Act.

Section 2.5                                    Power of Attorney.  Each Shareholder hereby constitutes and appoints each of the Chief Executive Officer, the President and the Secretary of the Company and, if a Liquidator shall have been selected pursuant to Section 12.2, the Liquidator and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in the name, place and stead of such Person, to execute (i) all agreements, instruments, certificates and other documents and take all actions necessary or appropriate to or for the furtherance and accomplishment of the purposes described in Section 2.4, and (ii) any duly adopted amendments to this Agreement.  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder or the transfer of all or any portion of such Shareholder’s Shares and shall extend to such Shareholder’s heirs, successors, assigns and personal representatives.

Section 2.6                                    Term.  The Company’s existence shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article XII.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware LLC Act.

Section 2.7                                    Title to Company Assets.  Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine.

ARTICLE III

RIGHTS OF SHAREHOLDERS AND LIMITATIONS THEREOF

Section 3.1                                    Shareholders.

(a)                                 A Person shall be admitted as a Shareholder and shall, without further action, including execution of this Agreement, become a party to and become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Shares to the fullest extent permitted by law.  A Person may become a Record Holder without the consent or approval of any of the Shareholders.  A Person may not become a Shareholder without acquiring one or more Shares.

(b)                                 The name and mailing address of each Shareholder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent.  The Secretary of the Company shall update, or cause to be updated, the books and records of the Company from time to time as necessary to reflect accurately the information therein.

(c)                                  Except as otherwise provided by the Delaware LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company.  The Directors, Officers and Shareholders shall have no liability under this Agreement or for any such debt, obligation or liability of the Company, in their capacity as such, except as expressly provided in this Agreement or the Delaware LLC Act.

(d)                                 Shareholders shall not have any right to resign from the Company; provided that when a transferee of all of a Shareholder’s Shares acquires such Shares, such transferring Shareholder shall cease to be a Shareholder (and member of the Company).

Section 3.2                                    Management of Business.  No Shareholder, in his capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Shareholder.

Section 3.3                                    Outside Activities of the Shareholders.  Notwithstanding any duty (including any fiduciary duty) that might otherwise exist at law or in equity, any Shareholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company.  Notwithstanding any duty (including any fiduciary duty) that might otherwise exist at law or in equity, neither the Company nor any of the other Shareholders shall have any rights by virtue of this Agreement in any business ventures of any Shareholder.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF SHARES; REDEMPTION OF SHARES

Section 4.1                                    Certificates.  Upon the Company’s issuance of Shares or other securities to any Person, the Company may, but shall not be obligated to, issue one or more Certificates in the name of such Person evidencing the number of such Shares or securities being so issued.  In addition, subsequent to the issuance of such Shares or other securities, the Board of Directors may, but shall not be obligated to, provide that every Shareholder or other holder of such securities shall be entitled to have a Certificate certifying the number and class of Shares or securities owned by such Person.  Subsequent to the date hereof, the Board of Directors may, but shall not be obligated to, provide that, notwithstanding the foregoing, every Shareholder shall be entitled to have a Certificate certifying the number and class of Shares owned by such Shareholder.  Certificates shall be executed on behalf of the Company by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary.  No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares or other securities in global form, the Certificates with regard thereto shall be valid upon receipt by the Depository and need not be countersigned.  Any or all of the signatures required on the Certificate may be by facsimile.  If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue.

Section 4.2                                    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)                                 If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of securities as the Certificate so surrendered.

(b)                                 The appropriate Officers on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)                                   makes proof by affidavit, in form and substance satisfactory to the Company or to the Transfer Agent, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                                requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                             if requested by the Company or the Transfer Agent, delivers to the Company a bond, in form and substance satisfactory to the Company or the Transfer Agent, with a surety or sureties and with fixed or open penalty as the Company or the Transfer Agent may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                            satisfies any other reasonable requirements imposed by the Company or the Transfer Agent.

If a Shareholder fails to notify the Company within a reasonable time after such Shareholder has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

(c)                                  As a condition to the issuance of any new Certificate under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3                                    Record Holders.   The Company shall be entitled to recognize the Record Holder as the owner of Shares or other securities issued by the Company and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares or other securities on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares or securities are listed for trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares or other securities, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 4.4                                    Transfer Generally.   Except as otherwise set forth in this Agreement, the term “transfer,” when used in this Agreement with respect to any Shares, shall be deemed to refer to a transaction by which the holder of Shares assigns such Shares to another Person who is or becomes a Shareholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.  No Shares shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.  To the fullest extent permitted by law, any transfer or purported transfer of Shares not made in accordance with this Article IV shall be null and void.

Section 4.5                                    Registration and Transfer of Shares.

(a)                                 The Company shall keep or cause to be kept on behalf of the Company a register that, subject to such reasonable regulations as it may prescribe, will provide for the registration and transfer of both certificated and uncertificated Shares.  The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Shares and transfers of such Shares as herein provided.

(b)                                 The Company shall not recognize transfers of Certificates evidencing Shares unless such transfers are effected in the manner described in this Section 4.5.  Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate in accordance with this Agreement, the appropriate Officers of the Company shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered.  The Company shall not recognize any transfer of certificated Shares until any Certificates evidencing such Shares are surrendered for registration of transfer.  No charge shall be imposed by the Company for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5(b), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)                                  By acceptance of the transfer of any Shares in accordance with this Section 4.5, each transferee of Shares (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Shareholder with respect to the Shares so transferred to such Person when any such transfer or admission is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants the power of attorney contained herein to the Officers of the Company and any Liquidator of the Company and (vi) makes the consents and waivers contained in this Agreement.  The transfer of any Shares and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

ARTICLE V

ISSUANCE OF SHARES

Section 5.1                                    Issuance to Initial Shareholder.   Pursuant to the Original LLC Agreement, the Company issued one Common Share to the Initial Shareholder.  The Initial Shareholder owns 1 Common Share at the time of the execution of this Agreement, representing all of the issued and outstanding Shares.  Immediately prior to the Distribution on the Distribution Date, the Company will automatically be deemed to issue or have issued to the Initial Shareholder (which will continue to be a member of the Company through completion of the Distribution) such additional Common Shares so that the total number of Common Shares held by the Initial Shareholder will be equal to the number of Common Shares required to be distributed pursuant to the Transaction Agreement.  Upon completion of the Distribution and immediately following the admission of at least one Shareholder as a member of the Company in connection therewith, the Initial Shareholder shall cease to be a member of the Company.

Unless otherwise specified by the Board of Directors, no interest shall be paid by the Company on the capital contributions of any Shareholder, and no Shareholder shall be entitled to the withdrawal or return of its capital contribution.

Section 5.2                                    Rights of Holders of Common Shares.

(a)                                 The only class or series of Shares authorized and Outstanding on the date of this Agreement is the Common Shares.  All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Shares are expressly made subject and subordinate to those that may be fixed by the Board of Directors with respect to any additional classes or series of Shares.

(b)                                 Except as otherwise required by law or this Agreement and subject to the preferential rights of any additional classes or series of Shares authorized by the Board of Directors, each holder of Common Shares shall have one vote in respect of each Common Share held by such Shareholder of record on the books of the Company on all matters submitted to a vote of Shareholders.

(c)                                  Subject to the preferential rights of any additional classes or series of Shares authorized by the Board of Directors, the holders of Common Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the assets of the Company which are by law available therefor, distributions payable either in cash, in property or in securities of the Company.

(d)                                 In the event of any dissolution, liquidation or winding up of the affairs of the Company, after satisfaction (whether by payment or reasonable provision for payment) of creditors of the Company and after distribution in full of the preferential amounts, if any, to be distributed to the holders of other securities of the Company, the holders of Common Shares shall be entitled to receive (with or without participation of the holders of other securities of the Company, as determined by the Board of Directors at the time of authorization of such securities) all of the remaining assets of the Company of whatever kind available for distribution to the holders of the Common Shares ratably in proportion to the number of Common Shares by them unless otherwise provided by law.

Section 5.3                                    Issuances of Additional Company Securities.

(a)                                 The Company may issue additional Shares and other securities of the Company, and unsecured and secured debt obligations, debt obligations convertible into any class or series of Shares, or any combination of the foregoing, and options, rights, warrants, appreciation rights and other derivative rights relating to the securities of the Company, for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Shareholder.

(b)                                 Additional Shares authorized to be issued by the Company pursuant to Section 5.3(a) may be authorized and/or issued in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Shares or other securities of the Company), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 7.1(i) (each, a “Share Designation”), including (i) the right to share in Company distributions; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may redeem such class or series of Shares; (iv) whether such class or series of Shares is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each class or series of Shares will be issued, evidenced (or not evidenced) by certificates and assigned or transferred; and (vii) the right, if any, of each such class or series of Shares to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such class or series of Shares.  A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed (executed in accordance with Section 7.1(i)) original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company.  For the avoidance of doubt, any securities of the Company, in addition to additional classes or series of Shares, may be issued on such terms and conditions as the Board of Directors may determine.

(c)                                  The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Shares and other securities of the Company, unsecured and secured debt obligations, debt obligations convertible into any class or series of Shares, or any combination of the foregoing, and options, rights, warrants, appreciation rights and other derivative rights relating to securities, issued pursuant to this Section 5.3; (ii) the admission of additional Shareholders; and (iii) all additional issuances of securities by the Company.  The Board of Directors shall determine the relative designations, preferences, rights, powers and duties of the holders of the Shares or other securities being so issued.  The Board of Directors shall do all things necessary to comply with the Delaware LLC Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of securities pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Common Shares or other securities of the Company are listed for trading.

Section 5.4                                    No Preemptive Rights.  No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any securities of the Company, whether unissued, held in the treasury or hereafter created.

Section 5.5                                    Rights of Additional Classes and Series of Shares.  Notwithstanding anything to the contrary contained in this Agreement, the voting and other rights of a particular class or series of Shares are subject to the voting and other rights of any class or series of Shares designated by the Board of Directors.

Section 5.6                                    Splits and Combinations.

(a)                                 The Company may make a Pro Rata distribution of securities to all Record Holders of one or more classes or series of Shares, or may effect a subdivision or combination of any class or series of Shares.

(b)                                 Whenever such a distribution, subdivision or combination is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof to each applicable Record Holder thereof in compliance with all applicable laws and rules of any National Securities Exchange on which the Common Shares or other securities of the Company are listed for trading.

(c)                                  Unless otherwise determined by the Board of Directors, the Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares.  If a distribution, subdivision or combination of Shares would result in the issuance of fractional Shares but for the contrary provisions hereof, then unless otherwise determined by the Board of Directors, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

Section 5.7                                    Fully Paid and Non-Assessable Nature of Shares.   All Shares issued pursuant to, and in accordance with the requirements of, this Article V shall be validly issued, fully paid and non-assessable Shares of the Company, except to the extent otherwise provided in this Agreement or a Share Designation.

ARTICLE VI

TAX TREATMENT

Section 6.1                                    Tax Treatment of the Company and the Initial Shareholder Prior to the Distribution. Prior to the time of the Distribution, the Company shall be treated as a disregarded entity for all purposes under the Code pursuant to Section 301.7701-2(c)(2)(i) of the Treasury Regulations.  The Initial Shareholder intends that no action be taken to treat the Company as a corporation under the Code prior to the Distribution.

Section 6.2                                    Tax Treatment of the Company and the Shareholders Subsequent to the Distribution.  Subsequent to the Distribution, pursuant to Section 7704 of the Code, the Company will be a publicly traded partnership and be treated as if it were a corporation for all purposes under the Code.  As a result, all Company items of income, gain, loss, deduction, expense and credit will be treated as tax attributes of the Company, and, for purposes of the Delaware LLC Act, each Shareholder will have no claim on and no right to any such tax attributes of the Company, in the same manner as corporate shareholders under the Code and the Delaware General Corporation Law.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1                                    Board of Directors.

(a)                                 Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the “Board of Directors”).  As provided in Section 7.3, the Board of Directors shall have the power and authority to appoint Officers of the Company.  The Directors shall constitute “managers” within the meaning of the Delaware LLC Act.  No Shareholder, by virtue of such Shareholder’s status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company.  Except as otherwise specifically provided in this Agreement and to the extent permitted by law, as near as practical, the authority, powers, functions and duties (including fiduciary duties) of the Board of Directors shall be identical to the authority, powers, functions and duties (including fiduciary duties) of the board of directors of a business corporation organized under the Delaware General Corporation Law.  In addition to the powers that now or hereafter can be granted to managers under the Delaware LLC Act and to all other powers granted under any other provision of this Agreement subject to Section 7.3, the Board of Directors, without Shareholder approval, shall have full power and authority to do, and to direct the Officers to do, all things (and on such terms as it determines to be necessary or appropriate) to conduct the business of the Company, to exercise all powers set forth in Section 2.4 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)                                   the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Shares, and the incurring of any other obligations;

(ii)                                the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii)          the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the transactions contemplated by Section 14.3(d);

(iv)                            the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons; and the repayment of obligations of the Company and its Subsidiaries;

(v)                               the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(vi)                            the distribution of Company cash or other Company assets;

(vii)                         the selection and dismissal of Officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, the creation and operation of employee benefit plans, employee programs and employee practices;

(viii)                      the maintenance of insurance for the benefit of the Company, the Shareholders and the Indemnitees;

(ix)                            the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships;

(x)                               the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(xi)                            the indemnification of any Person including, without limitation, as set forth in Article X to the extent permitted by law;

(xii)                         the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(xiii)                      the purchase, sale or other acquisition or disposition of securities of the Company, or the issuance of unsecured and secured debt obligations, debt obligations convertible into any class or series of Shares, or any combination of the foregoing, or options, rights, warrants, appreciation rights and other derivative rights relating thereto; and

(xiv)                     the entering into of agreements with any of its Affiliates.

(b)                                 The Board of Directors may from time to time determine the number of Directors then constituting the whole Board of Directors, provided that, effective immediately after the Distribution, such number shall be at least three and no more than seven.  Notwithstanding the foregoing, the Board of Directors, by unanimous vote of the Directors then in office, may change the minimum and maximum number of Directors; provided that the Board of Directors shall not decrease the number of Persons that constitutes the whole Board of Directors if such decrease would shorten the term of any Director.

(c)                                  Except as may be provided by the Board of Directors in setting the terms of any class or series of Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining

Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

(d)                                 Effective upon the Distribution, the Directors (other than any Director subsequently elected solely by holders of one or more classes or series of Shares as specified by the Board of Directors upon the authorization of such Shares) shall be classified into three groups, Group I, Group II and Group III.  The number of Directors in each class shall be as nearly equal in number as possible, as determined by the Board of Directors.  Directors in Group I shall serve for a term ending at the annual meeting of Shareholders to be held in 2008; Directors in Group II shall serve for a term ending at the annual meeting of Shareholders to be held in 2009; and Directors in Group III shall serve for a term ending at the annual meeting of Shareholders to be held in 2010 and, in each such case, until their successors are duly elected or until their earlier death, resignation or removal.  At each annual meeting of the Shareholders, the successors to the class of Directors whose term expires at such meeting shall be elected by the Shareholders to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and until their successors are duly elected.

(e)                                  Effective upon the Distribution, three of the Directors shall be “Independent Directors,” as defined below, and the remaining two Directors shall be “Managing Directors.” “Independent Directors” shall be those directors who meet the qualifications as independent directors under the applicable rules of each National Securities Exchange on which the Common Shares or other securities of the Company are listed for trading and the Commission from time to time.  “Managing Directors” shall mean Directors who are not Independent Directors.  If at any time the Board of Directors shall not be comprised of a majority of Independent Directors, the Board of Directors shall take such actions as will cure such condition, including increasing the size of the Board of Directors and electing one or more Independent Directors; provided that the fact that the Board of Directors does not have a majority of Independent Directors at any time or from time to time shall not affect the validity of any action taken by the Board of Directors.

(f)                                   Effective upon the Distribution, the Group I Directors, the Group II Directors and the Group III Directors shall be as specified in a written consent of the Initial Shareholder adopted prior to the Distribution.

(g)                                  Directors need not be Shareholders.  The Board of Directors may, from time to time and by the adoption of resolutions, establish qualifications for Directors.

(h)                                 Unless otherwise required by law or the provisions hereof,

(i)                                   each member of the Board of Directors shall have one vote;

(ii)                                the presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting (or at any adjournment thereof) for the transaction of business; and

(iii)                             the act of a majority of the members of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

(i)                                     Regular meetings of the Board of Directors and any committee thereof shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors or such committee.  Notice of such regular meetings shall not be required.  Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board or the chairman of such committee, as the case may be, or on the written request of a majority of the Directors then in office or a majority of the committee members then in office, as applicable, to the Secretary, in each case on at least twenty-four hours personal, written, fax or other electronic notice to each Director or committee member, which notice may be waived by any Director.  Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by a majority of the members of the Board of Directors or committee.  Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other at the same time, and participation in such meetings shall constitute presence in Person at the meeting.

(j)                                    The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified Director at any meeting of such committee.  Any such committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company; but no such committee shall have the power or authority in reference to the following matters: approving or adopting, or recommending to the Shareholders, any action or matter expressly required by this Agreement or the Delaware LLC Act to be submitted to the Shareholders for approval, or adopting, amending or repealing any provision of this Agreement.  The Board of Directors, or, if authorized by the Board in a committee charter or otherwise, the members of any committee may choose a chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, unless the same shall be determined by the Board of Directors, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules.  Unless otherwise required by law or the provisions hereof,

(i)                                   each member of a committee shall have one vote;

(ii)                                the presence at a meeting of a committee of a majority of the members of the committee shall constitute a quorum at any such meeting for the transaction of business; and

(iii)                             the act of a majority of the members of a committee present at a meeting of the committee at which a quorum is present shall be deemed to constitute the act of the committee.

(k)                                 The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”).  The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of Shareholders, unless otherwise directed by the Board of Directors.  If the Board of Directors does not elect a Chairman or if the Chairman is absent from the meeting, the Chief Executive Offer, if present and a Director, or any other Director chosen by the Board of Directors, shall preside.  In the absence of a Secretary, the person presiding over the meeting may appoint any Person to serve as secretary of the meeting.

(l)                                     Unless otherwise restricted by law, the Board of Directors shall have the authority to fix the compensation of the Directors.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Directors serving on special or standing committees may also be paid their expenses, if any, of and allowed compensation for attending committee meetings.

(m)                             Subject to the rights of holders of one or more future classes or series of Shares to elect or remove one or more Directors, any Director may be removed from office at any time, but only for cause and then only by the unanimous vote of the other Directors then in office.  In addition, subject to the rights of holders of one or more future classes or series of Shares to elect or remove one or more Directors, the entire Board of Directors (but not less than the entire Board of Directors) may be removed from office at any time, but only for cause and then only by Share Super-Majority Approval.  For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, incapacity, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Section 7.2                                    Certificate of Formation.  The Certificate of Formation has been filed with the Secretary of State of Delaware as required by the Delaware LLC Act.  The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property.  To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.  The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Shareholder.

Section 7.3                                    Officers.

(a)                                 The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors.  Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Except as otherwise specifically provided in this Agreement and to the extent permitted by law, as near as practical, the authority, powers, functions and duties (including fiduciary duties) of the Officers shall be identical to the authority, powers, functions and duties (including fiduciary duties) of the officers of a business corporation organized under the Delaware General Corporation Law.  Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 7.3.

(b)                                 The Officers of the Company shall include a Chief Executive Officer, a President, and a Secretary, and may also include a Chairman of the Board, a Vice Chairman, Chief Financial Officer, Chief Operating Officer, Treasurer, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), one or more Assistant Secretaries and one or more Assistant Treasurers.  Officers shall be elected by the Board of Directors from time to time as the Board of Directors considers appropriate.  Each Officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.  Any number of offices may be held by the same Person.  The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such Officers as may be designated by resolution of the Board of Directors.

(c)                                  Any Officer may resign at any time upon written notice to the Company.  Any Officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time.  The Board of Directors may delegate the power of removal as to officers, agents and employees who have not been appointed by the Board of Directors.  Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Company shall not of itself create contract rights.

(d)                                 Subject to the control of the Board of Directors and the executive committee (if any) of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned by the Board of Directors.

(e)                                  If elected, the Chairman of the Board shall have such powers and duties as are designated in this Agreement and as from time to time may be assigned by the Board of Directors.

(f)                                   Unless the Board of Directors otherwise determines, the President shall have such powers and duties as are designated in accordance with this Agreement and as from time to time may be assigned by the Board of Directors.

(g)                                  In the absence of the President, or in the event of the President’s inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of uninterrupted time as a Vice President of the Company shall so act.  The Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

(h)                                 The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Company and shall have such other powers and duties as are designated in accordance with this Agreement and as from time to time may be assigned to the Treasurer by the Board of Directors.  The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors.  Each Assistant Treasurer shall have such powers and duties as are designated in accordance with this Agreement and as from time to time may be assigned by the Treasurer or the Board of Directors.  The Assistant Treasurers shall exercise the powers of the Treasurer during that Officer’s absence or inability or refusal to act.

(i)                                     The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Shareholders and the Board of Directors.  The Secretary shall have charge of the Company’s minute books and shall perform such other duties as the Board of Directors may from time to time prescribe.  In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  The performance of any such duty shall, in respect of any other Person dealing with the Company, be conclusive evidence of the power to act.  An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign.

(j)                                    Unless the Board of Directors otherwise determines and subject to such limitations as the Board of Directors may adopt, each Officer shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company.  The Board of Directors may from time to time delegate all or a portion of the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

(k)                                 Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any Officer of the Company authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of shareholders of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 7.4                                    Outside Activities.  Unless otherwise provided in a written agreement with the Company, notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or equity, it shall not be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any Director for such Director or Affiliates of such Director to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided that no confidential information of the Company may be used by any such Person.  Notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or equity, Directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to such Director or to Affiliates of such Director.

Section 7.5                                    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)                                 Unless otherwise expressly provided in this Agreement or required by the Delaware LLC Act, whenever a potential conflict of interest exists or arises between any Shareholder or an Affiliate thereof, and/or one or more Directors or their respective Affiliates and/or the Company, any resolution or course of action by the Board of Directors in respect of such conflict of interest shall be permitted and deemed approved by all Shareholders, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by a Share Plurality (with interested Shareholders not counted for any purpose), or (ii) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iii) fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company).  It shall be presumed that, in making its decision and notwithstanding that such decision may be interested, the Board of Directors acted properly and in accordance with its duties (including fiduciary duties), and in any proceeding brought by or on behalf of any Shareholder or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption by clear and convincing evidence.

Section 7.6                                    Duties of Officers and Directors.

(a)                                 Except as otherwise expressly provided in this Agreement, the duties (including fiduciary duties) and obligations owed to the Company and to the Shareholders by the Officers and Directors shall be the same as the respective duties and obligations owed to a business corporation organized under the Delaware General Corporation Law and its shareholders by its officers and directors, respectively.

(b)                                 Each Director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Company’s Officers or employees, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence.

(c)                                  The Board of Directors shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact or the duly authorized Officers of the Company.

Section 7.7                                    Purchase or Sale of Company Securities.  The Board of Directors may cause the Company or its designee to purchase or otherwise acquire Shares or any other securities of the Company.

Section 7.8                                    Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially.  Each Shareholder hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing.  In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives.  Each and every certificate, document or other instrument executed and delivered on behalf of the Company by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 8.1                                    Definitions.   For the purpose of this Article VIII, the following terms shall have the following meanings:

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 8.3(g), provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 8.2(a)(ii) and Section 8.3(a).

“Charitable Trustee” shall mean the Person, unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company from time to time to serve as trustee of the Charitable Trust.

“Closing Price” with respect to Shares on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to such Shares, or if such Shares are not listed or admitted to trading on any National Securities Exchange, the last sale price in the over-the-counter market, or if no trading price is available for such Shares, the fair market value of such Shares as determined in good faith by the Board of Directors.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a Shareholder for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 8.2(f)(i).

“Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements established by the Board of Directors pursuant to Section 8.2(f), and subject to adjustment pursuant to Section 8.2(f)(iv), the percentage limit established by the Board of Directors pursuant to Section 8.2(f).

“Excluded Holder” shall mean any Person who acquires Constructive Ownership of Common Shares solely by reason of the Transfer of Common Shares in the Distribution and who, immediately following the Distribution, Constructively Owns Common Shares in excess of the Ownership Limit solely by reason of such Transfer of Common Shares in the Distribution.

“Excluded Holder Limit” shall mean, with respect to any Excluded Holder, the Shares that such Excluded Holder was considered to Constructively Own immediately following the Distribution solely by reason of the Distribution (taking into account only such Shares and no other Shares as to which such Person may thereafter become, for any reason, the Constructive Owner); provided, however, that (i) if the amount of Shares such Excluded Holder is considered to Constructively Own decreases by disposition or otherwise, but remains higher than the Ownership Limit, then such decreased amount shall become the Excluded Holder Limit, and (ii) if at any time the Excluded Holder Limit for any Excluded Holder would be less than the Ownership Limit, such Excluded Holder shall cease to be an Excluded Holder and the Ownership Limit shall thereafter apply to such Person.

“Market Price” on any date shall mean, with respect to any class or series of Shares, the Closing Price for such Shares on such date.

“Ownership Limit” shall mean (i) with respect to Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Outstanding Common Shares; and (ii) with respect to any other class or series of Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Outstanding Shares of such class or series.

“Person” shall have the meaning set forth in Section 1.1 and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act; provided, however, that the term “Person” shall not include any “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act, if such “group” would be an Excluded Holder (but any Person that is a member of such “group” shall still be considered to be a “Person” for purposes hereof).

“Prohibited Owner” shall mean any Person who, but for the provisions of Section 8.2(a), would Constructively Own Shares in excess of the Ownership Limitation, and if appropriate in the context, shall also mean any Person who would have been the Record Holder of Shares that the Prohibited Owner would have so owned.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Constructive Ownership of Shares or the right to vote or receive distributions on Shares, including without limitation, (a) the transfer of Shares to holders of common shares of HPT in the Distribution, (b) any change in the capital structure of the Company which has the effect of increasing the total equity interest of any Person in the Company, (c) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (d) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Shares, (e) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (f) transfers of interests in other entities that result in changes in Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record or Constructively Owned, and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 8.2                                    Restrictions on Ownership and Transfer of Shares.

(a)                                 Ownership Limitations.  Commencing on the Distribution Date:

(i)                                   Basic Restrictions.  (A) No Person, other than an Excepted Holder or an Excluded Holder, shall Constructively Own Shares in excess of the Ownership Limit, (B) no Excepted Holder shall Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder, and (C) no Excluded Holder shall Constructively Own Shares in excess of the Excluded Holder Limit for such Excluded Holder.

(ii)                                Transfer in Trust.  If any Transfer of Shares occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Constructively Owning Shares in violation of Section 8.2(a)(i)(A), 8.2(a)(i)(B) or 8.2(a)(i)(C), as applicable; (x) then that number of Shares the Constructive Ownership of which otherwise would cause such Person to violate Section 8.2(a)(i)(A), 8.2(a)(i)(B) or 8.2(a)(i)(C) (rounded upward to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 8.3, effective as of the close of business on the Business Day prior to the date of such Transfer (or as of the close of business on the Distribution Date as to any such Transfer that occurs on the Distribution Date), and such Person shall acquire no rights in such Shares; or (y) if the transfer to the Charitable Trust described in clause (x) of this sentence would not be effective for any reason to prevent the violation of Section 8.2(a)(i)(A), 8.2(a)(i)(B) or 8.2(a)(i)(C), as applicable, then, to the fullest extent permitted by law, the Transfer of that number of Shares that otherwise would cause any Person to violate Section 8.2(a)(i)(A), 8.2(a)(i)(B) or 8.2(a)(i)(C), as applicable, shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)                                 Remedies for Breach.  If the Board of Directors or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 8.2(a)(i) or that a Person intends to acquire or has attempted to acquire Constructive Ownership of any Shares in violation of Section 8.2(a)(i) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event (and such Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 10.3); provided, however, that any Transfer or attempted Transfer or other event in violation of Section 8.2(a)(i) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable under Section 8.2(a)(ii)(y) such Transfer (or other event) shall, to the fullest extent permitted by law, be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(c)                                  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Constructive Ownership of Shares that will or may violate Section 8.2(a)(i), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 8.2(a)(ii)(x), shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request.

(d)                                 Owners Required to Provide Information.  Commencing on the Distribution Date, every Shareholder of record of more than five percent of the Outstanding Shares of any series or class, within 30 days after the end of each taxable year and also within 30 days after a request from the Company, shall give written notice to the Company stating the name and address of such owner, the number of Shares owned, and a description of the manner in which such Shares are held; provided that a Shareholder of record who holds Outstanding Shares as nominee for another Person, which other Person is required to include in gross income the distributions received on such Shares (an “Actual Owner”), shall give written notice to the Company stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the Shareholder of record is nominee.  Each such Shareholder of record and each Actual Owner shall provide to the Company such additional information as the Company may request in order to ensure compliance with the Ownership Limit.

(e)                                  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 8.2, Section 8.3 or any definition contained in Section 8.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 8.2 or Section 8.3 with respect to any situation based upon the facts known to it.  If Section 8.2 or 8.3 requires an action by the Board of Directors and this Agreement does not contain a specific provision authorizing such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 8.1, Section 8.2 or Section 8.3.

(f)                                   Exceptions.

(i)                The Board of Directors, in its sole and absolute discretion (without the application to the fullest extent permitted by law of any fiduciary duty), may grant to any Person who makes a request therefor (a “Requesting Person”) an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Shares, subject to the following conditions and limitations: (A) (1) the Board of Directors shall have determined, in its sole and absolute discretion (without the application to the fullest extent permitted by law of any fiduciary duty), that the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this Article VIII, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Company is a party or reasonably expects to become a party and (2) the Board of Directors shall have determined, in its sole and absolute discretion (without the application to the fullest extent permitted by law of any fiduciary duty), and in the case of each individual Director, in his business judgment, that the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this Article VIII, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Company; and (B) such Requesting Person provides to the Board of Directors, for the benefit of the Company, such representations and undertakings, if any, as the Board of Directors may, in its sole and absolute discretion (without the application to the fullest extent permitted by law of any fiduciary duty), determine to be necessary in order for it to make the determination that the conditions set forth in clause (A) above of this Section 8.2(f)(i) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Requesting Person with respect to the Constructive Ownership of one or more other classes or series of Shares not subject to the exception), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 8.2(b) with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this subparagraph (i)).  If a member of the Board of Directors requests that the Board of Directors grant an exception pursuant to this subsection (f) with respect to such member, or with respect to any other Person if such member of the Board of Directors would be considered to be the Constructive Owner of Shares owned by such other Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

(ii)             In determining whether to grant any exemption pursuant to Section 8.2(f)(i), the Board of Directors may, but need not, consider, among other factors, (A) the general reputation and moral character of the Requesting Person, (B) whether ownership of Shares would be direct or through ownership attribution, (C) whether the Requesting Person’s ownership of Shares would interfere with the conduct of the Company’s business, (D) whether granting an exemption for the Requesting Person would adversely affect any of the Company’s existing contractual arrangements, and (E) whether the Requesting Person to whom the exemption would apply is attempting to change control of the Company or affect its policies in a way which the Board of Directors, in its sole and absolute discretion (without the application to the fullest extent permitted by law of any fiduciary duty), considers adverse to the best interest of the Company or the Shareholders.  Nothing in this Section 8.2(f)(ii) shall be interpreted to mean that the Board of Directors may not act in its sole and absolute discretion (without the application to the fullest extent permitted by law of any fiduciary duty) in making any determination under Section 8.2(f)(i).

(iii)          An underwriter or initial purchaser that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement as determined by the Board of Directors.

(iv)         The Board of Directors may reduce the Excepted Holder Limit for an Excepted Holder only: (1) with the written consent of such Excepted Holder or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.

(v)            To the fullest extent permitted by law, any determination made by the Board of Directors with respect to the provisions of Section 8.2(f) may be made without regard to any fiduciary or other duties that the Board of Directors may have to the Prohibited Owner or any other Person.

(g)                                  Increase or Decrease in Ownership Limit.  The Board of Directors may from time to time increase or decrease the Ownership Limit, provided that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately).

(h)                                 Legend.  Unless otherwise provided by the Board of Directors, each certificate for Shares (or securities exercisable for or convertible into Shares) shall bear a legend with respect to the restrictions contained in this Agreement in such form as shall be prescribed by the Board of Directors.  Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a Shareholder on request and without charge.

(i)                                     No Recourse.  A Prohibited Owner shall have no claim, cause of action or other recourse whatsoever against the purported transferor of Shares causing the violation of the restrictions set forth in Section 8.2(a).

Section 8.3                                    Transfer of Shares.

(a)                                 Ownership in Trust.  Upon any purported Transfer or other event described in Section 8.2(a)(ii) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 8.3(e)).  Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to any other purported Transfer or other event that otherwise results in the transfer to the Charitable Trust pursuant to Section 8.2(a)(ii) (or as of the close of business on the Distribution Date if such other purported Transfer or other event occurs on that date).  The Charitable Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Company as provided in Section 8.3(g).

(b)                                 Status of Shares Held by the Charitable Trustee.  Shares held by the Charitable Trustee shall be issued and Outstanding Shares of the Company.  The Prohibited Owner shall (i) have no rights in the Shares held by the Charitable Trustee; (ii) not benefit economically from ownership of any Shares held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 8.3(e)); (iii) have no rights to dividends or other distributions; (iv) not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust; and (v) have no claim, cause of action or other recourse whatsoever against the purported transferor of such Shares.

(c)                                  Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 8.3(e)).  Any dividend or other distribution paid prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee by the Prohibited Owner upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee.  Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Charitable Trustee shall not have the power to rescind and recast such vote.  Notwithstanding the provisions of this Article VIII, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its stock transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of Shareholders.

(d)                                 Rights upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Company, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding).  The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Company, in accordance with Section 8.3(e).

(e)                                  Sale of Shares by Charitable Trustee.

(i)                Within 20 days of receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such Shares as to any Shares transferred to the Charitable Trustee as a result of the operation of Section 8.2(a)(ii)) to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 8.2(a)(i).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.3(e).

(ii)             A Prohibited Owner shall receive the lesser of (1) the net price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust, and (2) the net sales proceeds received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.3(e), such excess shall be paid to the Charitable Trustee upon demand.

(f)                                   Purchase Right in Shares Transferred to Trustee.  Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise, gift or other such transaction, the Market Price per such Share on the day of the event causing the Shares to be held in the Charitable Trust) and (ii) the Market Price per such Share on the date the Company, or its designee, accepts such offer.  The Company shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 8.3(e).  Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and the Charitable Beneficiary as provided in Section 8.3(e).

(g)                                  Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Company shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 8.2(a)(i) in the hands of such Charitable Beneficiary and (ii) contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 8.4                                    Transactions on a National Securities Exchange.  Nothing in this Article VIII shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated inter-dealer quotation system.  The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VIII.

Section 8.5                                    Enforcement.  The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VIII (and, to the fullest extent permitted by law, a Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 10.3).

Section 8.6                                    Non-Waiver.  No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 8.7                                    Enforceability.  If any of the restrictions on transfer of Shares contained in this Article VIII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Prohibited Owner may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Shares and to hold such Shares on behalf of the Company.

ARTICLE IX
VOTING RIGHTS OF SHAREHOLDERS; MEETINGS OF SHAREHOLDERS

Section 9.1                                    General.

(a)                                 The provisions of this Article IX shall be subject to the requirements of the Exchange Act and any applicable Exchange Rule.  If, in the Opinion of Counsel, any of such provisions are inconsistent with such requirements, such requirements shall supersede the provisions of this Agreement and the Board of Directors shall amend the provisions of this Article IX so as to make its provisions consistent with such requirements.

(b)                                 Any matter, including the nomination of Directors, submitted by the Board of Directors to the Shareholders for approval, and any matter otherwise voted upon by the Shareholders and subject to the provisions of Section 5.5 (relating to the creation of new classes and series of Shares) and Section 7.1(m) (relating to the removal of Directors by the Shareholders), shall require the following vote by the Shareholders for approval: (i) the election of Directors nominated by the Board of Directors, a Share Majority; (ii) any other matter that has been approved previously by the Board of Directors, a Share Plurality; and (iii) any matter that has not been approved previously by the Board of Directors, a Share Super-Majority Approval.  There shall not be cumulative voting of Common Shares.  Notwithstanding anything in this Section 9.1(b), the election of a Managing Director or an Independent Director in an uncontested election (which, for purposes of this Agreement, is an election in which the number of nominees for election equals or is less than the number to be elected at a meeting) shall require the affirmative vote of a Share Plurality.

(c)                                  All meetings of Shareholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.  For purposes of determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders, the Board of Directors may set a Record Date.  If no Record Date is fixed by the Board of Directors, the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given.  A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.

(d)                                 An annual meeting of the Shareholders shall be called by the Board of Directors and shall be held on a date and at the time set by the Board of Directors.  The Board of Directors shall cause at least 30 days’ notice to be given of an annual meeting of Shareholders.

(e)                                  The Chairman of the Board, if any, or a majority of the entire Board of Directors may call a special meeting of the Shareholders.  Subject to subsection (f) and the last sentence of this subsection (e), a special meeting of Shareholders shall also be called by the Secretary of the Company upon the written request of Shareholders entitled to cast not less than the Special Meeting Percentage of all the votes entitled to be cast at such meeting.  The “Special Meeting Percentage” shall be a majority or, to the extent permitted by any applicable Exchange Rule, such higher percentage as shall be specified from time to time by the Board of Directors; provided, however, that in no case shall the Special Meeting Percentage be more than 75%.  Nothing in this Agreement shall be construed to permit the Shareholders to cause a special meeting of the Shareholders to be called unless applicable law or Exchange Rule requires that the Shareholders be able to do so.

(f)                                   Subject to the last sentence of subsection (e), any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Shareholders entitled to request a special meeting (the “Request Record Date”).  No Shareholder may make a Record Date Request Notice unless such Shareholder holds a Certificate for all Shares owned by such Shareholder, and a copy of each Certificate shall accompany such Shareholder’s written request to the Secretary, as described in the preceding sentence, in order for such request to be effective; provided, however, that the provisions of this sentence shall be inapplicable unless Shareholders are entitled to receive a Certificate evidencing the Shares owned by them.  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to the Exchange Act.  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date and may also fix the Special Meeting Percentage for that meeting.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(g)                                  Subject to the last sentence of subsection (e), in order for any Shareholder to request a special meeting, one or more written requests for a special meeting (the “Special Meeting Request”) signed by Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage shall be delivered to the Secretary.  No Shareholder may make a Special Meeting Request unless such Shareholder holds a Certificate for all Shares owned by such Shareholder, and a copy of each Certificate shall accompany such Shareholder’s written request to the Secretary, as described in the preceding sentence, in order for such request to be effective; provided, however, that the provisions of this sentence shall be inapplicable unless Shareholders are entitled to receive a Certificate evidencing the Shares owned by them.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Company’s books, of each

Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of Shares of the Company which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and must be received by the Secretary within 60 days after the Request Record Date.  Any requesting Shareholder may revoke his request for a special meeting at any time by written revocation delivered to the Secretary.

(h)                                 The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials).  The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the written requests required by subsection (g), the Secretary receives payment from the requesting Shareholders of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(i)                                     Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Officer who called the meeting, if any, and otherwise by the Board of Directors.  In the case of any special meeting called by the Secretary upon the request of Shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m., local time on the 90(th) day after the record date for such Shareholder Requested Meeting (the “Meeting Record Date”) or, if such 90(th) day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Company.  In fixing a date for any special meeting, the Chairman of the Board, if any, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30(th) day after the Delivery Date shall be the Meeting Record Date.

(j)                                    If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time not less than ten days before the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(k)                                 The Chairman of the Board, if any, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such request and (ii) such date as the independent inspectors certify to the Company that the Secretary has validly received requests signed by Record Holders (or their duly authorized agents) entitled to cast not less than the Special Meeting Percentage of all votes entitled to be cast at the meeting to be called pursuant to such requests.  Nothing contained in this subsection (k) shall in any way be construed to suggest or imply that the Company or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 9.2                                    Notice.  If and to the extent required by law, the Secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting written notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by recognized national courier service, by presenting it to such Shareholder personally, by leaving it at the Shareholder’s residence or usual place of business or by any other means, including electronic delivery, permitted by the Delaware LLC Act, the Exchange Act and any applicable Exchange Rule.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at the Shareholder’s address as it appears on the records of the Company, with postage thereon prepaid.  No business shall be transacted at a Shareholder Requested Meeting except as specifically designated in the notice.

Section 9.3                                    Quorum; Organization and Conduct.

(a)                                 Quorum.  A quorum for action at an annual or special meeting of Shareholders shall be the holders, present in person or by proxy, of a majority of the Outstanding Shares entitled to vote at the meeting; provided, however, that a quorum for the approval of any proposal that requires a Share Separate Class Approval or a Share Super-Majority Approval shall be the holders of that number of each class and series of Shares required to approve the proposal in question.

(b)                                 Organization and Conduct.  Every meeting of Shareholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board, if there be one, or, in the case of the absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the Shareholders by the vote of a majority of the votes cast by Shareholders present in person or by proxy.  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of the Shareholders, an Assistant Secretary shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Company, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any Shareholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure or any established rules of order.  If a quorum shall not be present at any meeting of the Shareholders, the chairman of the meeting or the Shareholders entitled to vote at such meeting, present in person or by proxy, shall have the authority to adjourn the meeting from time to time to a specified date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The Shareholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 9.4                                    Proxies.  A Shareholder may cast the votes entitled to be cast by the Shares owned of record by the Shareholder in person or by proxy granted by the Shareholder or by the Shareholder’s duly authorized agent in writing, by any means permitted by the Board of Directors or in any manner required by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Company before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9.5                                    Voting of Shares by Certain Holders.

(a)                                 For all purposes of this Agreement, Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  For all purposes of this Agreement, any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.  Shares directly or indirectly owned by the Company shall not be voted at any meeting and shall not be counted in determining the total number of Outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of Outstanding Shares at any given time.

(b)                                 The Board of Directors may adopt by resolution a procedure by which a Shareholder may certify in writing to the Company that any Shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder.  The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified stock in place of the Shareholder who makes the certification.

Section 9.6                                    Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.  The inspectors, if any, shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 9.7                                    Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

(a)                                 Annual Meetings of Shareholders.  (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Company’s notice of meeting by or at the direction of the Board of Directors or (ii) by any Shareholder of the Company (A) who holds, at the time of giving of notice provided for in this Section 9.7 and through and including the time of the annual meeting, a Certificate evidencing such Shareholder’s ownership of all Shares owned by such Shareholder, (B) who is entitled to vote at the meeting and present in person or by proxy at the meeting to answer questions concerning the nomination or business, and (C) who complies with the notice procedures set forth in this Section 9.7.

(2) For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (ii) of Section 9.7(a)(1), the Shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for Shareholder action.  To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than 5:00 p.m. (Eastern Time) on the one hundred twentieth (120th) day nor earlier than 5:00 p.m. (Eastern Time) on the one hundred fiftieth (150th) day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, notice by the Shareholder to be timely must be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day following the earlier of the day on which (A) notice of the date of the annual meeting is mailed or otherwise made available or (B) public announcement of the date of the annual meeting is first made by the Company.  In no event shall the public announcement of a postponement of the mailing of notice for such annual meeting or of an adjournment of an annual meeting to a later date or time commence a new time period for the giving of Shareholder’s notice as described above.  No Shareholder may give a notice to the Secretary described in this Section 9.7(a)(2) unless such Shareholder holds a Certificate for all Shares owned by such Shareholder, and a copy of each Certificate shall accompany such Shareholder’s notice to the Secretary in order for such notice to be effective; provided, however, that (x) the provisions of this sentence and clause (A) of Section 9.7(a)(1)(ii) shall be inapplicable unless Shareholders are entitled to receive a Certificate evidencing the Shares owned by them, and (y) if clause (x) of this proviso is applicable, no Shareholder may give a notice to the Secretary described in this Section 9.7(a)(2) unless such Shareholder is, at the time of giving such notice and through and including the time of the annual meeting, a Shareholder of record of all Shares owned by such Shareholder.  Such Shareholder’s notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a director, (i) such person’s name, age, business address and residence address, (ii) the principal occupation or employment of the person for the past five years, (iii) the class and number of Shares of the Company that are beneficially owned or owned of record by such person and the investment intent of such acquisition, (iv) the record of all purchases and sales of securities of the Company by such person during the previous 12 month period including the dates of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and (v) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Shareholder giving the notice and any Shareholder Associated Person, (i) the class, series and number of securities of the Company which are owned of record by such Shareholder and by such Shareholder Associated Person, if any; (ii) the class, series and number of, and the nominee holder for, Shares owned beneficially but not of record by such Shareholder and by any Shareholder Associated Person, if any; (iii) the name and address of such Shareholder as it appears on the Company’s stock ledger and the address, if different, of such Shareholder Associated Person; (iv) the record of all purchases and sales of securities of the Company by such Shareholder or Shareholder Associated Person during the previous 12 month period including the dates of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and (v) to the extent known by such Shareholder, the name and address of any other Shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such Shareholder’s notice.

For the purposes of this Section 9.7, “Shareholder Associated Person” of any Shareholder shall mean (i) any Person controlling, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of Common Shares or other securities issued by the Company owned of record or beneficially by such Shareholder and (iii) any Person controlling, controlled by or under common control with such Shareholder or Shareholder Associated Person.

(3) Notwithstanding anything in the second sentence of Section 9.7(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the date of mailing of notice for the preceding year’s annual meeting, a Shareholder’s notice required by this Section 9.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)                                 Shareholder Proposals Causing Covenant Breaches.  At the same time as or prior to the submission of any Shareholder proposal of business to be conducted at an annual or special meeting that, if approved and implemented by the Company, would cause the Company to be in breach of any covenant of the Company in any existing or proposed debt instrument of the Company or agreement of the Company with any lender, the proponent Shareholder or Shareholders must submit to the Secretary at the principal executive offices of the Company (i) evidence satisfactory to the Board of Directors of the lender’s willingness to waive the breach of covenant or (ii) a plan for repayment of the indebtedness to the lender and the payment of all related interest, prepayment premiums, breakage costs and other amounts due and payable in connection with such repayment satisfactory to the Board of Directors, specifically identifying the source of funds to be used in the repayment and related payments and presenting evidence satisfactory to the Board of Directors that the identified funds could be applied by the Company to the repayment.

(c)                                  Shareholder Proposals Requiring Regulatory Notice, Consent or Approval.  At the same time or prior to the submission of any Shareholder proposal of business to be conducted at an annual or special meeting that, if approved, could not be implemented by the Company without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent Shareholder or Shareholders must submit to the Secretary at the principal executive offices of the Company (i) evidence satisfactory to the Board of Directors that any and all required notices, consents or approvals have been given or obtained or (ii) a plan, satisfactory to the Board of Directors, for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal.

(d)                                 Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board of Directors may only be made at a special meeting of Shareholders at which directors are to be elected: (i) pursuant to the Company’s notice of meeting for a meeting called by the Chairman or the Board of Directors by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any Shareholder of the Company (A) who holds, at the time of giving of notice provided for in this Section 9.7(d) and through and including the time of the special meeting, a Certificate evidencing such Shareholder’s ownership of all Shares owned by such Shareholder, (B) who is entitled to vote at the meeting and present in person or by proxy at the meeting to answer questions concerning the nomination or business and (C) who complies with the notice procedures set forth in this Section 9.7(d).  If, pursuant to the request of the Chairman, the President or a majority of the members of the Board of Directors, the Company calls a special meeting of Shareholders for the purpose of electing one or more directors to the Board of Directors, any such Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the Shareholder’s notice contains the information required by Section 9.7(a)(2) and the notice has been delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting nor later than the later of (x) the ninetieth (90th) day prior to such special meeting or (y) the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder’s notice as described above.  No Shareholder may give a notice to the Secretary provided for in this Section 9.7(d) unless such Shareholder holds a Certificate for all Shares owned by such Shareholder, and a copy of each Certificate shall accompany such Shareholder’s notice to the Secretary in order for such notice to be effective; provided, however, that (x) the provisions of this sentence and clause (A) of Section 9.7(d)(ii) shall be inapplicable unless Shareholders are entitled to receive a Certificate evidencing the Shares owned by them, and (y) if clause (x) of this proviso is applicable, no Shareholder may give a notice to the Secretary described in this Section 9.7(d) unless such Shareholder is, at the time of giving such notice and through and including the time of the special meeting, a Shareholder of record of all Shares owned by such Shareholder.

(e)                                  General.  (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any Shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of Shareholders shall provide, within three business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the Secretary or the Board of Directors or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the Shareholder pursuant to this Section 9.7.  If a Shareholder fails to provide such written verification within such period, the Secretary or the Board of Directors or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 9.7.

(2) Only such persons who are nominated in accordance with the procedures set forth in this Section 9.7 shall be eligible to serve as directors and only such business as shall have been brought before the meeting with the procedures set forth in this Section 9.7 shall be transacted at a meeting of Shareholders.  The chairperson of the meeting shall have the power and duty to determine whether a nomination proposed to be made or any business proposed to be brought before the meeting was made at or brought before the meeting, as the case may be, in accordance with the procedures set forth in this Section 9.7 and, if any proposed nomination or business is not in compliance with this Section 9.7, to declare that such nomination or business is out of order and should be disregarded.

(3) For purposes of this Section 9.7, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Company with the Commission.

(4) The Company shall not be required to include in the Company’s proxy statement a Shareholder nomination of one or more persons for election to the Board of Directors unless (i) such nomination has been properly made in accordance with the provisions of this Section 9.7 and (ii) the Board of Directors has endorsed such nomination.  The Company shall not be required to include in the Company’s proxy statement a Shareholder proposal other than a Board of Directors nomination unless (i) such proposal has been properly made in accordance with the provisions of this Section 9.7 and (ii) either the Board of Directors has endorsed such proposal or the proposal has been made by Shareholders holding not less than 25% of the Shares required to approve the proposal (or such lesser percentage as may be required by law).  In addition, the Company shall not be required to include in the Company’s proxy statement a Shareholder proposal of business to be brought before an annual or special meeting of Shareholders unless the proponent Shareholder or Shareholders shall have complied with (i) all applicable requirements of state and federal law and the rules and regulations thereunder, including without limitation Rule 14a-8 (or any successor provision) under the Exchange Act, and (ii) the applicable procedures and other requirements set forth in this Section 9.7.  Nothing in this Section 9.7 shall be deemed to affect any right of the Company to omit a Shareholder proposal from the Company’s proxy statement under the Exchange Act, including without limitation nominations of persons for election to the Board of Directors and business to be brought before the Shareholders at an annual or special meeting of Shareholders.  A Shareholder proposal properly made in accordance with the provisions of this Section 9.7 shall be considered at the meeting with respect to which it was made even if such proposal does not appear in the Company’s proxy statement for that meeting.

(5) The Board of Directors may from time to time require any person nominated to serve on the Board of Directors to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Director, such agreement to be on the terms and in a form determined satisfactory by the Board of Directors, as amended and supplemented from time to time in the discretion of the Board of Directors.  The terms of such agreement may be substantially similar to the Code of Business Conduct and Ethics of the Company or any similar code promulgated by the Company or may differ from or supplement such Code of Business Conduct and Ethics or other code.

Section 9.8                                    Actions of Shareholders by Written Consent.   Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting only by a unanimous written consent of the Shareholders entitled to vote on the matter which sets forth the action.  Aa

ARTICLE X
INDEMNIFICATION

Section 10.1                             Indemnification.

(a)                                 To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement or in any Bylaws of the Company, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, whether or not by or in the right of the Company, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, in connection with any act or omission performed, or omitted to be performed, by such Indemnitee in good faith on behalf of or with respect to the Company or by reason of its status as an Indemnitee; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.1, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b)                                 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 10.1 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 10.1.

(c)                                  The indemnification, advancement of expenses and other provisions of this Section 10.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Shares entitled to vote on such matter, pursuant to a vote of the Board of Directors, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)                                 The Company may purchase and maintain insurance, on behalf of its Directors and Officers, and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement or otherwise.

(e)                                  For purposes of the definition of Indemnitee in Section 1.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of his or her duties to the Company also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of this Section 10.1; and action taken or omitted by such Indemnitee with respect to any employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Company.

(f)                                   Any indemnification pursuant to this Section 10.1 shall be made only out of the assets of the Company, it being agreed that the Shareholders shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(g)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 10.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or applicable law.

(h)                                 The indemnification, advancement of expenses and other provisions of this Section 10.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification or repeal of this Section 10.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 10.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)                                    The Company shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

(k)                                 The provisions of this Article X shall be applicable to all claims, demands, actions, suits or proceedings made or commenced after the adoption thereof whether arising from acts or omissions to act occurring before or after its adoption.

Section 10.2                             Exculpation of Liability.

(a)                                 The personal liability of each member of its Board of Directors to the Company, its Shareholders or any other Person bound by this Agreement is hereby eliminated for monetary damages for breach of fiduciary duty as a Director; provided, however, that, the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Company or the Shareholders as modified by this Agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such director derived an improper personal benefit.

(b)                                 Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Shareholders or any other Person bound by this Agreement for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final, non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(c)                                  The Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.

(d)                                 The provisions of this Agreement, to the extent that they restrict or eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Shareholders to replace such other duties and liabilities of such Indemnitee.

(e)                                  Any amendment, modification or repeal of this Section 10.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnitee and other protective provisions under this Section 10.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 10.3                             Indemnification of the Company.   To the fullest extent permitted by law, each Shareholder will be liable to the Company (and any Subsidiaries or Affiliates thereof) for, and indemnify and hold harmless the Company (and any Subsidiaries or Affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such Shareholder’s breach of or failure to fully comply with any covenant, condition or provision of this Agreement or any Bylaws, including, without limitation, Sections 8.1 through 8.2 of Article VIII and Section 9.7 of Article IX and the provisions of any Bylaws that may address similar matters as those contained in such sections, or any action by or against the Company (or any Subsidiaries or Affiliates thereof) in which such Shareholder is not the prevailing party, and shall pay such indemnitee such amounts on demand, together with interest on such amounts, which interest will accrue at the rate of interest provided in any Bylaws of the Company for indemnification amounts payable by a Shareholder to any such indemnitee pursuant to this Section 10.3 or any Bylaws or if there are no Bylaws of the Company or if any such Bylaws which may be in effect do not provide for a rate of interest for any such amounts then the rate of interest for such amounts shall be the lesser of 15% per annum compounded and the maximum amount permitted by law, in each case from the date such costs or the like are incurred until the receipt of repayment by the indemnitee.

Section 10.4                             Limitation of Liability.   If there is any liability on the part of the Initial Shareholder or any Subsidiary or Affiliate thereof that is a real estate investment trust, with respect to any matter under this Agreement, the following shall apply: THE DECLARATION OF TRUST ESTABLISHING HPT (OR, AS APPLICABLE, SUCH SUBSIDIARY OR AFFILIATE), A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (EACH A “DECLARATION” AND TOGETHER THE “DECLARATIONS”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME “HOSPITALITY PROPERTIES TRUST” (OR, AS APPLICABLE, THE NAME OF SUCH SUBSIDIARY OR AFFILIATE) REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT (OR, AS APPLICABLE, SUCH SUBSIDIARY OR AFFILIATE) SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT (OR, AS APPLICABLE, SUCH SUBSIDIARY OR AFFILIATE).  ALL PERSONS DEALING WITH HPT (OR, AS APPLICABLE, SUCH SUBSIDIARY OR AFFILIATE) IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT (OR, AS APPLICABLE, SUCH SUBSIDIARY OR AFFILIATE) FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

ARTICLE XI
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 11.1                             No Right of Inspection or Access.  Except as the Board of Directors may specify in one or more instances or categories, to the maximum extent permitted by Section 18-305(g) of the Delaware LLC Act, no Shareholder shall have the right to inspect, or obtain a copy of, any of the books and records of the Company, and no Shareholder shall have any right of access to any Director or Officer of the Company.  Any right of inspection or access granted by the Board of Directors shall be subject to such restrictions, including confidentiality restrictions, as the Board of Directors may impose.  The Company shall not be required to furnish any reports or other information to the Shareholders except as otherwise required by applicable law, rule or regulation.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.1                             Dissolution.  The Company shall dissolve, and its affairs shall be wound up, only upon the first to occur of the following:

(a)                                 an election to dissolve the Company by the Board of Directors that is approved by the holders of a Share Plurality;

(b)                                 the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company and the Company’s Subsidiaries unless otherwise determined by the Board of Directors;

(c)                                  the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware LLC Act; or

(d)                                 the reduction of the number of Shareholders to zero.

Section 12.2                             Liquidator.  Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator.  The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority.  The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 12.3                             Liquidation.  The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to the applicable provisions of the Delaware LLC Act.

Section 12.4                             Cancellation of Certificate of Formation.  Upon the completion of the distribution of Company cash and property as provided in Section 12.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.5                             Return of Contributions.  No Shareholder, Director or Officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of any capital contributions of any Shareholder or Shareholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 12.6                             Waiver of Partition.  To the maximum extent permitted by law, each Shareholder hereby waives any right to partition of the Company property.

Section 12.7                             No Shareholder Right to Dissolve.  Except as specifically contemplated by Section 12.1, the Shareholders shall have no right to dissolve or liquidate the Company.

ARTICLE XIII
AMENDMENT OF AGREEMENT

Section 13.1                             Amendment of Limited Liability Company Agreement.

(a)                                 General Amendments.  Except as provided in Section 13.1(b), the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 13.1(a).  If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 13.1(b), then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the Shareholders.  Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors.  In the event that applicable law requires that amendments may be proposed by the Shareholders, such amendments may be proposed only by the holders of the percentage of Shares specified by law or if no such percentage is specified then by the holders of 25% of the Outstanding Shares; in addition, no such proposal shall be considered unless such proposal has been properly made in accordance with the provisions of Section 9.7.  A special or annual meeting to consider any such proposal shall be called and held upon notice in accordance with Article IX of this Agreement.  The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable.  At the meeting, a vote of Shareholders entitled to vote thereon shall be taken for and against the proposed amendment.  A proposed amendment shall be effective upon its approval in accordance with the provisions of Section 9.1(b).

(b)                                 Amendments to be Adopted Solely by the Board of Directors.  Notwithstanding Section 13.1(a), the Board of Directors, without the approval or any other action of any Shareholder, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i)                     change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(ii)                  the admission, substitution or removal of Shareholders in accordance with this Agreement;

(iii)               any change as to which the Board of Directors reasonably determines is customarily of the type contained in the bylaws of a corporation organized under the Delaware General Corporation Law, including without limitation, any of the provisions of Articles IV, VII, IX, X, XI and XV;

(iv)              a change that the Board of Directors determines (A) does not adversely affect the Shareholders (including any particular class or series of Shares as compared to other classes or series of Shares) in any material respect, (B) to be necessary or appropriate to (1) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware LLC Act) or (2) facilitate the trading of the Shares (including the division of any class or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Common Shares or other securities of the Company are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Shareholders, (C) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or (D) is required or desired to correct any ambiguity or mistake in this Agreement determined to be such by the Board of Directors;

(v)      notwithstanding the provisions of Section 13.1(b)(iv)(A), any change that the Board of Directors determines to be in the best interest of the Shareholders of the Company as a whole and regardless of whether or not such provision is adverse to any class or series of Shares or particular Shareholder or group of Shareholders;

(vi)     a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine, a change in the definition of “Quarter”;

(vii)    notwithstanding the provisions of Section 13.1(b)(iv)(A), an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares or other securities of the Company pursuant to Section 5.3;

(viii)   an amendment that the Board of Directors, in its sole discretion, determines to be necessary or appropriate to implement a defensive shareholder rights plan similar to a shareholder rights plan, or “poison pill,” for corporations, including the issuance of a dividend of rights to each Shareholder that would become exercisable if any Person or group (an “Acquiring Person”) acquires ownership in excess of a specified percentage of the Outstanding Shares or initiates a tender offer for in excess of that specified percentage of the Outstanding Shares; and the provisions of such a plan may include provisions that delegate all or certain decisions to Directors who have specified qualifications, including a lack of a relationship to the Acquiring Person and/or specified tenure on the Board of Directors;

(ix)     any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(x)      an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(xi)     an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity; or

(xii)    any other amendments substantially similar to the foregoing.

Section 13.2                             Amendment Requirements.

(a)                                 Notwithstanding the provisions of Section 13.1, no provision of this Agreement that establishes a percentage of Outstanding Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would reduce such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Shares whose aggregate Outstanding Shares constitute not less than the voting requirement sought to be reduced.

(b)                                 Notwithstanding the provisions of Section 13.1, no amendment to this Agreement may (i) enlarge the obligations of any Shareholder without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.2(c), (ii) change Section 12.1(a), (iii) give any Person the right to dissolve the Company other than in accordance with Section 12.1 or (iv) change the term of existence of the Company.

(c)                                  Except as provided in Section 14.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Shareholders as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Shares in relation to other classes of Shares must be approved by the holders of not less than a majority of the Outstanding Shares of the class affected.

ARTICLE XIV
MERGER, CONSOLIDATION OR CONVERSION

Section 14.1                             Authority.  The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in the Delaware LLC Act, or convert into another entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2                             Procedure for Merger, Consolidation or Conversion.  Merger, consolidation or conversion of the Company pursuant to this Article XIV requires the prior approval of the Board of Directors.

(a)                                 If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i)         the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)        the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)       the terms and conditions of the proposed merger or consolidation;

(iv)       the manner and basis of canceling the rights or securities of, or interests in, each constituent entity or of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive;

(v)        a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)       the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation and stated therein); and

(vii)      such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

(b)                                 If the Board of Directors shall determine to consent to the conversion, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 14.3                             Approval by Shareholders of Merger, Consolidation or Conversion.

(a)                                 Except as provided in Section 14.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of Shareholders, whether at an annual meeting or a special meeting, in either case in accordance with the requirements of Article IX.  A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b)                                 Except as provided in Section 14.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Share Plurality.

(c)                                  Except as provided in Section 14.3(d), after such approval by vote or consent of the Shareholders, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned or amended pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d)                                 Notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted without Shareholder approval to create, dissolve, merge, consolidate or convert the Company or any Subsidiary, or convey all of the Company’s assets to another limited liability entity, if the principal purpose of such action, as determined by the Board of Directors, is to effect a change in the legal form of the Company’s business, including to change the Company into a corporation, limited partnership, trust or other legal entity, to change the jurisdiction of organization of the Company or any combination of the foregoing.

(e)                                  Notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted without Shareholder approval to mortgage, sell and leaseback, pledge, hypothecate, or grant a security interest in, some, all or substantially all of the assets of the Company or the Company’s Subsidiaries and permit the sale upon foreclosure or other realization of such an encumbrance.

(f)                                   Shareholders are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion involving the Company, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other transaction or event.

Section 14.4                             Certificate of Merger or Conversion.  Upon the required approval by the Board of Directors and the Shareholders (if required) of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or consolidation or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware LLC Act.

Section 14.5                             Business Combination Limitations.  Notwithstanding any other provision of this Agreement, but in addition to the transfer restrictions contained in this Agreement, with respect to any “Business Combination” (as such term is defined in Section 203 of the Delaware General Corporation Law), the provisions of Section 203 of the Delaware General Corporation Law shall be applied with respect to the Company as though the Company were a Delaware corporation, the Shareholders were stockholders of such corporation and the Board of Directors was the board of directors of such corporation.  Any amendment of this Section shall be governed by Article XIII.

ARTICLE XV
GENERAL PROVISIONS

Section 15.1                             Fiscal Year.  The fiscal year of the Company shall be a fiscal year ending December 31 or as otherwise determined by the Board of Directors.

Section 15.2                             Addresses and Notices.  Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Shareholder under this Agreement shall be in writing and shall be deemed given or made when delivered in person, by mail, by recognized national courier service, by presenting it to such Shareholder personally, by leaving it at the Shareholder’s residence or usual place of business or by any other means, including electronic delivery, permitted by the Delaware LLC Act, the Exchange Act and any applicable Exchange Rule.  Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated by the Board of Directors.  The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Shareholder or other Person if believed by it to be genuine.

Section 15.3                             Bylaws.  The Board of Directors is authorized to adopt Bylaws governing the affairs of the Company provided that such Bylaws are not inconsistent with this Agreement. For the avoidance of doubt, no bylaw shall be deemed to be inconsistent with this Agreement (i) if the Board had the authority, at the time the bylaw was adopted or any time thereafter, to remove the inconsistency pursuant to Section 13.1(b) or (ii) if such bylaw is furtherance of any provision of this Agreement.

Section 15.4                             Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5                             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6                             Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.7                             Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.8                             Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.9                             Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, as otherwise provided in this Agreement.

Section 15.10                      Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 15.11                      Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12                      Consent of Shareholders.  Each Shareholder hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken without the consent of Shareholders or upon the affirmative vote or consent of less than all of the Shareholders, such action may be so taken without the consent of Shareholders or upon the concurrence of less than all of the Shareholders and each Shareholder shall be bound by the results of such action.

Section 15.13                      Signatures.  The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.  Any Board of Directors or Shareholder written consent or approval may be evidenced by faxed signatures or other electronic representation delivered to the Secretary.

ARTICLE XVI
ARBITRATION

Section 16.1                             Procedures for Arbitration of Disputes.                           Any disputes, claims or controversies brought by or on behalf of any shareholder of the Company (which, for purposes of this Article XVI, shall mean any shareholder of record or any beneficial owner of shares of the Company, or any former shareholder of record or beneficial owner of shares of the Company), either on his, her or its own behalf, on behalf of the Company or on behalf of any series or class of shares of the Company or shareholders of the Company against the Company or any director, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Company, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement or any Bylaws of the Company (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the procedures and rules for arbitration prescribed by any Bylaws of the Company. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against directors, officers or managers of the Company and class actions by shareholders against those individuals or entities and the Company.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

Section 16.2                             Award Final.                        The award or decision of the arbitrator(s) shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made, except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Section 16.3                             Costs and Expenses.                                  Except as otherwise set forth in this Agreement, including Section 10.3, or any Bylaws of the Company, or agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Company’s award to the claimant or the claimant’s attorneys.

Section 16.4                             Beneficiaries.                     This Article XVI is intended to benefit and be enforceable by the shareholders, directors, officers, managers (including Reit Management & Research LLC or its successor), agents or employees of the Company and the Company and shall be binding on the shareholders of the Company and the Company, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

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IN WITNESS WHEREOF, the parties hereto have executed or have otherwise become bound by this Agreement as of the date first written above.

INITIAL SHAREHOLDER:			ADDITIONAL SHAREHOLDERS:

HOSPITALITY PROPERTIES TRUST			All Shareholders hereafter admitted as Shareholders of the Company pursuant to the Distribution or otherwise in accordance with this Agreement.

By:	/s/ John G. Murray
	Name:	John G. Murray
	Title:	President

[Signature Page to Amended and Restated Limited Liability Company Agreement]